Exhibit 23.3

Plante & Moran, PLLC Suite 500 2601 Cambridge Court Auburn Hills, MI 48326 Tel: 248.375.7100 Fax: 248.375.7101 plantemoran.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of First Place Financial Corp. on Form S-4 of our report dated February 20, 2008 on the consolidated financial statements of Camco Financial Corporation as of December 31, and for each of the years in the three year period ended December 31, 2007. We also consent to the references to our firm under the caption “Experts”.

Auburn Hills, Michigan

September 30, 2008